Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands)

	Three Months Ended September 30, 2011	Three Months Ended October 1, 2010

Sales	$3,291,898	$3,117,214

Costs and Expenses:
Cost of services provided	2,963,905	2,812,110
Depreciation and amortization	127,958	125,271
Selling and general corporate expenses	47,724	43,686

	3,139,587	2,981,067

Operating income	152,311	136,147
Interest and other financing costs, net	111,089	108,744

Income from continuing operations before income taxes	41,222	27,403
Provision (benefit) for income taxes	(13,103)	6,305

Income from continuing operations	54,325	21,098
Income (loss) from discontinued operations, net of tax (1)	(11,772)	5

Net income	42,553	21,103
Less: Net income attributable to noncontrolling interest	760	—

Net income attributable to ARAMARK shareholder	$41,793	$21,103

Note:

(1)	In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented. Included in income (loss) from discontinued operations is a net loss of approximately $12.0 million related to the sale of Galls.

ARAMARK CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands)

	Fiscal Year Ended September 30, 2011	Fiscal Year Ended October 1, 2010

Sales	$13,082,377	$12,419,064

Costs and Expenses:
Cost of services provided	11,836,780	11,247,115
Depreciation and amortization	510,516	502,892
Selling and general corporate expenses	186,870	191,561

	12,534,166	11,941,568

Operating income	548,211	477,496
Interest and other financing costs, net	426,262	444,510

Income from continuing operations before income taxes	121,949	32,986
Provision for income taxes	9,020	663

Income from continuing operations	112,929	32,323
Loss from discontinued operations, net of tax (1)	(11,732)	(1,635)

Net income	101,197	30,688
Less: Net income attributable to noncontrolling interest	1,125	—

Net income attributable to ARAMARK shareholder	$100,072	$30,688

Note:

(1)	In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented. Included in loss from discontinued operations is a net loss of approximately $12.0 million related to the sale of Galls.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In Thousands)

	September 30, 2011	October 1, 2010
Assets

Current Assets	$2,128,024	$1,718,968
Current Assets Held for Sale (1)	2,798	92,079
Property and Equipment, net	1,004,690	1,047,691
Goodwill	4,640,606	4,522,667
Other Intangible Assets	1,748,417	1,913,634
Other Assets	985,017	926,876

	$10,509,552	$10,221,915

Liabilities and Equity

Current Liabilities (2)	$2,051,029	$1,931,077
Current Liabilities Held for Sale (1)	—	17,525
Long-Term Borrowings	5,588,614	5,350,178
Other Liabilities	1,231,922	1,341,442
Common Stock Subject to Repurchase	158,061	184,736
Total Equity	1,479,926	1,396,957

	$10,509,552	$10,221,915

Note:

(1)	In the fourth quarter of fiscal 2011, ARAMARK Corporation completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation in the accompanying financial schedule.
(2)	Includes $49.1 million and $51.6 million of current maturities of long-term borrowings as of September 30, 2011 and October 1, 2010, respectively.

ARAMARK CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In Thousands)

	Fiscal Year Ended September 30, 2011	Fiscal Year Ended October 1, 2010

Cash flows from operating activities:
Net income	$101,197	$30,688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	516,290	508,875
Income taxes deferred	(39,890)	(45,553)
Stock-based compensation expense	17,317	21,300
Loss on sale of Galls	11,998	—
Changes in noncash working capital	(93,065)	101,339
Net change in proceeds from sale of receivables	(220,855)	(14,585)
Other operating activities	11,694	31,946

Net cash provided by operating activities	304,686	634,010

Cash flows from investing activities:
Net purchases of property and equipment and client contract investments	(272,277)	(264,078)
Acquisitions, divestitures, and other investing activities	(90,870)	(89,426)

Net cash used in investing activities	(363,147)	(353,504)

Cash flows from financing activities:
Net payments of long-term borrowings	(8,984)	(323,304)
Net change in funding under the Receivables Facility	225,905	—
Proceeds from issuance of common stock	4,593	3,273
Repurchase of stock	(16,149)	(10,809)
Dividends paid to Parent	(132,900)	—
Proceeds from sale of noncontrolling interest	48,369	—
Other financing activities	(9,979)	(13,381)

Net cash provided by (used in) financing activities	110,855	(344,221)

Increase (decrease) in cash and cash equivalents	$52,394	$(63,715)

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Three Months Ended September 30, 2011	Three Months Ended October 1, 2010
Sales
Food and Support Services - North America	$2,284,728	$2,198,836
Food and Support Services - International	675,648	588,643
Uniform and Career Apparel (1)	331,522	329,735

	$3,291,898	$3,117,214

Operating Income
Food and Support Services - North America	$114,538	$99,815
Food and Support Services - International	24,561	16,797
Uniform and Career Apparel (1)	27,228	30,512

	166,327	147,124
Corporate	(14,016)	(10,977)

	$152,311	$136,147

Note:

(1)	In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation and therefore not reflected in the data above. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented.

ARAMARK CORPORATION AND SUBSIDIARIES

SALES AND OPERATING INCOME BY SEGMENT

SUPPLEMENTAL DATA

(Unaudited)

(In Thousands)

	Fiscal Year Ended September 30, 2011	Fiscal Year Ended October 1, 2010
Sales
Food and Support Services - North America	$9,018,979	$8,654,700
Food and Support Services - International	2,723,330	2,437,697
Uniform and Career Apparel (1)	1,340,068	1,326,667

	$13,082,377	$12,419,064

Operating Income
Food and Support Services - North America	$400,527	$350,593
Food and Support Services - International	79,857	75,341
Uniform and Career Apparel (1)	117,347	102,665

	597,731	528,599
Corporate	(49,520)	(51,103)

	$548,211	$477,496

Note:

(1)	In the fourth quarter of fiscal 2011, ARAMARK Corporation (the Company) completed the sale of its wholly-owned subsidiary, Galls, LLC (Galls), for $75 million in cash. Galls is accounted for as a discontinued operation and therefore not reflected in the data above. Galls’ results have been removed from the Company’s results of continuing operations for all periods presented.